Exhibit 99.1

Quantum Materials Begins Shipping Cadmium-Free Red and Green Quantum Dots

Company accelerates development to meet display manufacturer demand as a result of management meetings at 2015 Consumer Electronics Show

SAN MARCOS, Texas -- February 5, 2015—Rapidly growing North American quantum dot manufacturer Quantum Materials Corp (OTCQB:QTMM) today announced it has begun shipping Cadmium-free red and green quantum dots in evaluation and production quantities to select leading consumer electronics manufacturers. The company has increased the uniformity and enhanced stability of its Cadmium-free nanomaterials as a result of bringing previously-reported automated capital equipment, facility and personnel investments online. Quantum Materials is at the forefront of Cadmium-free quantum dot development and recently announced increasing production capacity to 2000Kg of quantum dots and nanoparticles per annum in Q2 2015.

Meetings with manufacturers at the 2015 Consumer Electronics Show (CES) spurred requests for Cadmium-free red and green quantum dots with application–specific functionality. Quantum Materials has accelerated Cadmium-free quantum dot development because electronics manufacturers’ are seeking to stay ahead of environmental regulations governing dangerous materials in consumer electronic devices. Quantum dots are easily integrated into the industry-standard thin-film roll-to-roll inkjet and surface deposition technologies currently used in existing LCD display production lines, as illustrated in an informative video* detailing Cadmium-free quantum dot uses and benefits.

“We were very encouraged with the results of our meetings at CES,” said Quantum Materials Corp CEO Stephen Squires. “I personally am even more pleased with the dedication, hard work and creativity of our team. Their discoveries have enabled us to meet the stringent demands and tight delivery deadlines necessary to rapidly integrate our materials into commercial products .”

The U.S. leads the world in nanotechnology innovation with over $30 billion invested in research to date. Quantum Materials is working with manufacturers toward integrating its advanced materials into commercial products that will create jobs, generate profits, and strengthen our economy and balance of payments. The limited industrial availability of a reliable supply of Cadmium-free quantum dots has attracted the interest of the world’s largest display and solid-state lighting manufacturers in evaluating Quantum Materials mass-production capability. Quantum Materials’ products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics.

*High Definition Video available for download by broadcast outlets at http://bit.ly/1KhSS9i for use with attribution.

About Quantum Materials Corp
Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patent-pending volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contacts:

Business:
Art Lamstein
Director of Marketing
415.883 4556
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

Investor Relations:
Clay Chase
SD Torrey Hills Capital
858 456-7300
cc@sdthc.com

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